Exhibit 1

                            AGREEMENT OF JOINT FILING


         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of beneficial interest, $.01 par value per share, of ElderTrust, a Maryland real estate investment trust.

Dated: as of August 26, 2003

                                NORTH STAR PARTNERS, L.P.

                                By:    NS Advisors, LLC, general partner

                                       By:  /s/Andrew R. Jones
                                            -------------------------
                                            Andrew R. Jones, manager


                                    NS ADVISORS, LLC

                                    By:    /s/Andrew R. Jones
                                           ------------------------
                                           Andrew R. Jones, manager


                                   /s/Andrew R. Jones
                                   -----------------------------
                                   Andrew R. Jones, Individually